UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2009

Aspen Insurance Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	000000000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Maxwell Roberts Building, 1 Church Street, Hamilton,		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	1 441 295 8201

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As set forth in the Proxy Statement to Shareholders dated March 20, 2009 and furnished on Form 8-K, Mr. Glyn Jones will be standing for re-election as a Class II director on the Board of Directors (the "Board") of Aspen Insurance Holdings Limited (the "Company") at its Annual General Meeting of Shareholders scheduled to be held on April 29, 2009 (the "AGM"). Mr. Jones has informed the Company that, if re-elected to the Board, he will not continue to serve as a member of the Corporate Governance and Nominating Committee following the AGM. Mr. Jones will continue to serve as the Company's Chairman of the Board.

Mr. Jones’ decision is based on recommendations received by the Company from various shareholder representative groups that evolving best practices call for the Corporate Governance and Nominating Committee, as well as the Audit Committee and the Compensation Committee, each to consist of independent directors. Mr. Jones is not currently considered independent under NYSE standards. As a foreign private issuer, the Company is not otherwise currently required to meet the NYSE governance standard that each of those committees of the Board consist exclusively of independent directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspen Insurance Holdings Limited

April 20, 2009	By:	/s/ Richard Houghton

Name: Richard Houghton
Title: Chief Financial Officer